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EXHIBIT 16.1

January 21, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

We have read Item 4.01 included in the Form 8-K of China Shen Zhou Mining & Resources, Inc. dated January 21, 2013, to be filed with the Securities and Exchange Commission.  We agree with the statements concerning our Firm in such Form 8-K. We have no basis to agree or disagree with other statements of the Registrant contained therein.

/s/ Sherb & Co., LLP